Exhibit 23





        CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




        The Board of Directors
          AMREP Corporation:



                 As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into AMREP Corporation's previously filed Registration Statements on Form S-8 Nos. 33-67114, 33-67116, and 333-17695.


                                     ARTHUR ANDERSEN LLP



        Albuquerque, New Mexico
        July 25, 1997